                                                               Exhibit 23.2



                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement on Form S-8 of Eastbrokers International Incorporated (Company) of our report dated June 23, 1997 on the Company's consolidated financial statements as of and for the years ended March 31, 1997 and December 31, 1995, and as of and for the three month transition period ended March 31, 1996.


                                        /s/ Pannell Kerr Forster  PC


Alexandria, Virginia
May 27, 1998